                                                                  EXHIBIT 99.a14

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated One Billion
(1,000,000,000)  shares  of  the  One  Billion  (1,000,000,000)  shares  of  the authorized  capital  stock of the  Corporation,  par value One Cent  ($0.01) per share for an  aggregate  par value of Ten Million  Dollars  ($10,000,000).  As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary, the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                           Number of Shares   Aggregate Par Value
         ------                           ----------------   -------------------

Strategic Allocation: Conservative Fund       255,000,000         $2,550,000

Strategic Allocation: Moderate Fund           450,000,000         $4,500,000

Strategic Allocation: Aggressive Fund         245,000,000         $2,450,000

EmVee Fund                                    50,000,000           $500,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
FIRST above among the Classes of shares.  As a result of the action taken by the
Board of Directors, the Classes of shares of the four (4) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                            Number of
                                                               Shares    Aggregate
             Series Name                  Class Name     as Allocated    Par Value
             -----------                  ----------     -------------   ---------

Strategic Allocation: Conservative Fund   Investor        140,000,000   $1,400,000
                                          Institutional    75,000,000      750,000
                                          Service                   0            0
                                          Advisor          40,000,000      400,000

Strategic Allocation: Moderate Fund       Investor        225,000,000   $2,250,000
                                          Institutional   125,000,000    1,250,000
                                          Service                   0            0
                                          Advisor          80,000,000      800,000
                                          C                10,000,000      100,000
                                          R                10,000,000      100,000

Strategic Allocation: Aggressive Fund     Investor        150,000,000   $1,500,000
                                          Institutional    25,000,000      250,000
                                          Service                   0            0
                                          Advisor          60,000,000      600,000
                                          C                10,000,000      100,000

EmVee Fund                                Investor         50,000,000     $500,000

     THIRD:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH:  A description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation  duly adopted  resolutions dividing  into  Series  the  authorized  capital  stock of the  Corporation  and allocating shares to each Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 24th day of February, 2004.

                                        AMERICAN CENTURY STRATEGIC
ATTEST:                                 ASSET ALLOCATIONS, INC.

/s/ Anastasia H. Enneking               By: /s/ Charles A. Etherington
-------------------------------------      -------------------------------------
Name:  Anastasia H. Enneking            Name:   Charles A. Etherington
Title:   Assistant Secretary            Title: Vice President

     THE  UNDERSIGNED  Vice  President  of  AMERICAN  CENTURY   STRATEGIC  ASSET
ALLOCATIONS,  INC.,  who executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated: February 24, 2004                /s/ Charles A. Etherington
                                        ---------------------------------------
                                        Charles A. Etherington, Vice President